SEPARATION AGREEMENT AND RELEASE

     This Separation Agreement and Release between Richard D. Nye and California Water Service Group (hereinafter the "Agreement") is made and entered into as of the last date appearing opposite any signature on the signature pages below (the "Execution Date") by and between the Parties to the Agreement as defined below.

                                   DEFINITIONS

     A. This Agreement is entered into by and between the following Parties:

          (1) Richard D. Nye; and

          (2) California Water Service Group (the "Group") and each of its current, former and future parent companies, holding companies, subsidiaries, divisions, operating entities, affiliates, joint ventures, partnerships, benefit plans, agents, independent contractors, trustees, employees, insurers, attorneys, officers, stockholders, board members and directors, and all of their predecessors, successors and assigns, including without limitation California Water Service Company ("Cal Water") (all collectively referred to as "CWS");

     B. The Party identified in subparagraph A(1) is referred to and defined as "Nye" for purposes of this Agreement. The Parties identified in subparagraph A(2) are collectively referred to and defined as "CWS" for purposes of this Agreement. As used in this Agreement, the term "Party" or "Parties" shall include Nye and CWS;

     C. "And" means the conjunctive and the disjunctive.


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

                                    RECITALS

     D. WHEREAS, Nye was employed March 1, 2003, by California Water Service Group and California Water Service Company as the Vice President, Chief Financial Officer and Treasurer of each entity and his employment was at-will with both entities;

     E. WHEREAS, Nye does not have pending against CWS any claim, charge, or action in or with any federal, state, or local court or administrative agency;

     F. WHEREAS, Nye and CWS desire to settle fully and finally all possible and potential differences between them; and

     G. WHEREAS, Nye resigned his employment with the Group and Cal Water effective October 27, 2005.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the payment of funds and of the mutual agreements, covenants and other obligations described below it is understood and agreed by and between the Parties as follows:

     1. Salary/Vacation Payment. On October 28, 2005, CWS tendered payment to Nye of his final salary at his current rate of compensation through October 27, 2005 and tendered payment to Nye of six (6) weeks of vacation pay at his current rate of compensation representing payment for any earned and unused vacation, and tendered payment to Nye of one week's salary a his current rate of compensation for termination wages. Except as set forth herein, no additional compensation of any kind has been earned or is due or payable to Nye.

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

     2. Separation Pay. Provided that Nye has not revoked this Agreement, during the Revocation Period, as defined in paragraph 9 of this Agreement, CWS shall forward to Nye via Federal Express a payment of six (6) months salary at his current compensation rate in the aggregate amount of $137,500.00 less all applicable tax withholdings within three business days of receipt of a request for payment signed by Nye communicated to CWS pursuant to paragraph 15 of this Agreement, (the "Request For Payment"). The Request For Payment submitted by Nye shall be made on any date between January 3, 2006 and March 31, 2006.

     3. Benefits.

          (a) Nye shall be entitled to his benefits accrued, if any, under the existing terms of the California Water Service Company Pension Plan, the California Water Service Company Supplemental Executive Retirement Plan, the California Water Service Company Savings Plan and the California Water Service Group Deferred Compensation Plan (and any successor non-qualified deferred compensation plan) (collectively the "Plans") as of October 27, 2005.

          (b) Nye shall receive distributions of any vested account balance under the California Water Service Group Deferred Compensation Plan and any successor plan in accordance with the terms of such plan(s), including any amendments made pursuant to Internal Revenue Code section 409A and guidance issued under such section. Certain payments made under such plan(s) shall comply with section 409A of the Internal Revenue Code, including any delay in payment required by section 409A(a)(2)(B)(i). Payments made from any nonqualified deferred compensation plan shall be subject to tax withholding and reporting as required by law.

          (c) CWS agrees to pay Nye an amount equal to his current medical insurance premiums for a twelve (12) month period in the aggregate amount of $6,795.00, less all applicable tax withholdings. This payment is made for the sole purpose of allowing Nye to elect COBRA (the Consolidated Omnibus Budget Reconciliation Act, 29 U.S.C. ss. 1161-1168) medical


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


     continuation coverage and to cover the cost of such premiums, at the current premium rates, for the twelve (12) month period November 2005 through October 2006. Nothing in this sub-paragraph (c) is intended to extend the period of Nye's COBRA eligibility.

     4. Return of Property. Nye agrees that he has no entitlement to and has returned all CWS property, including the CWS provided computer, except for the CWS provided automobile, which Nye has purchased from CWS.

     5. Voluntary Resignation and Future Employment. Nye acknowledges that he decided to voluntarily and irrevocably resign from his employment and officer status with CWS, including without limitation the Group and Cal Water, effective October 27, 2005, and has confirmed that resignation in writing. Nye also acknowledges that he resigned from his trustee positions with the pension and savings plans of CWS effective October 27, 2005. Nye further acknowledges that he has no further employment relationship whatsoever with CWS. Nye waives any right or claim to reinstatement as an employee or an officer of CWS and will not seek employment or consulting work as an independent contractor in the future with CWS or any of its respective divisions, subsidiaries, affiliates, or holding companies. If Nye requires employment references from CWS for prospective employers, he will refer prospective employers only to the Group's President and Chief Executive Officer and not to any other past or present CWS employee, or Board member.

     6. Status as Agent. As of September 28, 2005, Nye agrees that he had relinquished all power and authority as an employee and officer of CWS, and acknowledges that he is not authorized to bind CWS in any agreement, contract or promise, and agrees not to represent that he has such powers to third parties. In addition, he agrees to execute any such other documents that CWS may reasonably require him to execute to effect the terms of this paragraph.


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

     7.  Release.  Nye  individually,  and  for  each  of  his  heirs,  assigns, executors, beneficiaries, administrators, successors and assigns, hereby acknowledges full and complete satisfaction of, and hereby releases and does hereby covenant not to sue, and forever discharge CWS, as defined herein, of and from, any and all claims, demands, actions, and causes of action, in law or in equity, suits, liabilities, obligations, demands, losses, agreements, contracts, covenants, payments, wages, debts, benefits, expenses, costs, violations of statute, regulation, ordinance or code, attorneys' fees, costs or expenses, known or unknown, suspected or unsuspected that Nye now has, or may ever have had against CWS, including without limitation, any and all claims described in, arising out of or in any way whatsoever related to, Nye's employment with or resignation and separation from CWS (including without limitation the Group and Cal Water), the California Fair Employment and Housing Act (the "FEHA"), the California Labor Code, Title VII of the Civil Rights Act, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Unruh Act, the Federal Age Discrimination in Employment Act (the "ADEA"), the Employee Retirement Income Security Act ("ERISA") and any other claim based on any other California, Federal or Local statute, law, regulation, ordinance, Executive Order or code of any kind, and any and all other contract, tort or common law claims of any kind (hereinafter collectively the "Released Claims"). Nye acknowledges that he intends that the Released Claims released herein be construed as broadly as possible. Nye further expressly releases all insurance companies insuring CWS for employment-related claims, and directors and officers-related claims, as well as any other applicable insurance, to the same extent he is releasing CWS in this paragraph and in paragraph 8 below, except to the extent he may be entitled to benefits thereunder as an insured. Notwithstanding the above, nothing in this Agreement shall act as a waiver and release of Nye's rights, if any, to: (a) indemnification for matters arising out of the course and scope of his service to CWS as a trustee, officer or employee pursuant to California Labor Code Section 2802 and the CWS bylaws and certificate of incorporation; and, (b) benefits as an insured under the terms of any CWS insurance policies.

     8. Section 1542 Waiver. Nye agrees and represents that it is within his contemplation that he may have claims, demands, causes of action, obligations, damages or liabilities against CWS which, at the time as of the execution date of this Agreement, Nye has no knowledge or suspicion, but Nye agrees and represents that this Agreement extends to all claims, demands, causes of action, obligations, damages or liabilities in any way based upon, connected with or related to the Released Claims, Nye's employment with and resignation and separation from CWS (including without limitation the Group and Cal Water), and any claims by Nye against the CWS insurers released in paragraph 7 above, whether known or unknown, claimed or suspected by Nye. Nye expressly waives the benefits of Section 1542 of the California Civil Code, which provides:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS
                  WHICH THE CREDITOR DOES NOT KNOW OR
                  SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF
                  EXECUTING THE RELEASE, WHICH IF KNOWN BY
                  HIM MUST HAVE MATERIALLY AFFECTED HIS
                  SETTLEMENT WITH THE DEBTOR.


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

     9. Waiver of Rights Under the Age Discrimination in Employment Act. Nye understands that the release of claims set forth in paragraphs 7 and 8 above includes any and all claims and rights Nye has or might have under the ADEA. The waiver of Nye's rights under the ADEA does not extend to claims or rights that might arise after this Agreement is executed. For a period of seven (7) days following the Execution Date of this Agreement, Nye may revoke its terms by submitting a written document received by CWS through delivery to its attorneys Hanson, Bridgett, Marcus, Vlahos & Rudy, LLP, 333 Market Street, 21st Floor, San Francisco, CA 94105, on or before the end of the seven (7) day period (the "Revocation Period"). This Agreement will not be final or of effect until the Revocation Period has expired without Nye's having revoked the Agreement.

     Nye understands and agrees that he has the right to consider this Agreement for a full twenty-one (21) days from receipt of the Agreement and that in executing this Agreement after less than a full twenty-one (21) days of consideration he is voluntarily and forever waiving his right to consider it for twenty-one (21) days prior to executing it. Nye further acknowledges and agrees that he consulted with his attorney prior to executing this Agreement.

     10. Warranty Regarding Claims. Nye represents that he has no charges or claims of any kind pending against CWS. If, for some reason, there are any such charges or claims, he agrees to withdraw and to dismiss them with prejudice immediately, or, if applicable, to take all actions necessary to cause a withdrawal or dismissal with prejudice of all such charges or claims as soon as possible.

     11. Warranty of Non-Assignment. Nye represents and warrants that he has not assigned or otherwise transferred any interest in any claim which is the subject of this Agreement.

     12. Non-Admission. CWS expressly denies that Nye has any claim against CWS and this Agreement shall not be deemed an admission of liability by CWS, or of a violation by CWS of any applicable contract, statute, law, rule, regulation, code, duty or order of any kind, all of which CWS expressly denies. This Agreement shall not in any way be construed as an admission by CWS that Nye has any rights whatsoever against CWS or that CWS has acted wrongfully with respect to Nye, any other employee of CWS, or any other person, and CWS specifically disclaims any liability to Nye, any other employee of CWS or any other person.


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

     13. Non-Disparagement. Nye agrees that he will not orally or in writing, publicly or privately, make or express any comment, view or opinion that would disparage or defame CWS, and its present or former partners, employees, directors, attorneys, board members and agents, nor will Nye authorize any agent or representative or immediate family member to make or express any such comment, view or opinion, except as may be compelled by law.

     14. Confidentiality. Nye agrees to keep the terms and amount of this Agreement completely confidential and that he will not hereafter disclose any information concerning this Agreement to anyone, provided that any Party hereto may make such disclosures as are required by law and as are necessary for legitimate law enforcement or compliance purposes. Nye may disclose information concerning this Agreement to his attorneys, accountants and his spouse and immediate family members. Nye further agrees to comply with the terms of any written agreements signed by him during the course of his employment with CWS and further agrees that any trade secrets obtained by him during the course of his employment with CWS will not be divulged by him to any third party. This section 14 of the Agreement is not intended to and does not bar Nye from making truthful statements about his employment with CWS, but does not permit Nye to disclose any information whatsoever that is protected from disclosure by the attorney client privilege or the attorney work product doctrine held by CWS.


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


     15. Notices. All notices and other communications hereunder shall be either communicated to all Parties in writing and shall be delivered or mailed by registered or certified mail, postage prepaid and with return receipt requested. Hand delivered notices delivered shall be deemed communicated when received. Mailed notices shall be deemed communicated when received. Mailed notices shall be deemed communicated as of three (3) full business days after mailing, if mailed on a business day to the following respective addresses, with the sole exception of a Notice of Revocation pursuant to paragraph 9 of this Agreement and Request For Payment which shall not be deemed communicated until received.

         CWS:                    Peter Nelson
                                 President and Chief Executive Officer
                                 California Water Service Group
                                 1720 North First Street
                                 San Jose, CA 95112

                        With Copy to:

                                 Raymond F. Lynch
                                 Hanson, Bridgett, Marcus, Vlahos & Rudy, LLP
                                 333 Market Street
                                 21st Floor
                                 San Francisco, CA 94105-2173

         Nye:                    Richard D. Nye
                                 6440 Freedom Boulevard
                                 Aptos, CA 95003

                                 Mark S. Howitson
                                 Orrick, Herrington & Sutcliffe LLP
                                 1010 Marsh Road
                                 Menlo Park, CA  94025

     16. Waiver. No waiver by CWS of any breach by Nye of any condition or provision of the Agreement to be performed by Nye shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time.


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

     17. Ambiguities. This Agreement has been reviewed by Nye and CWS, and their respective attorneys, and Nye and CWS have had a full opportunity to negotiate the contents of this Agreement. Nye and CWS expressly waive any common law or statutory rule of construction that ambiguities should be construed against the drafter of this Agreement, and agree that the language in all parts of this Agreement shall be in all cases construed as a whole, according to its fair meaning.

     18. Advice of Counsel. Nye represents that he was represented by an attorney of his own choice in the negotiations for and preparation of this Agreement, that his attorney reviewed this Agreement with him, that he has read this Agreement, that he is fully aware of its contents and of its legal effect, that he has considered its contents and its legal effect and that he freely and voluntarily enters into it.

     19. Applicable Law. This Agreement shall be construed and governed by the laws of the State of California. Each of the Parties further agrees that if, for any reason any provision hereof is unenforceable or otherwise invalid or the application of such provision to any Party, person or circumstance other than those as to which it is held invalid or unenforceable, the remainder of this Agreement shall not be affected and shall nonetheless remain binding to the maximum extent permitted by law.

     20. Binding Arbitration. Nye and CWS agree that any controversy, claim or dispute arising out of or relating to this Agreement, including but not limited to the confidentiality agreement contained in paragraph 14 of this Agreement, shall be submitted to binding arbitration pursuant to the current Employment Dispute Resolution Rules of the American Arbitration Association. The prevailing party in the arbitration shall be entitled to its reasonable costs and expenses, including but not limited to attorneys' fees and expert witness fees and expenses. In any arbitration proceeding, the Parties shall be permitted to conduct discovery as provided by California Code of Civil Procedure section 1283.05.


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

     21. Indemnity. If Nye brings a claim, or his successors, judgment creditors, heirs, executors, administrators, representatives, devisees, transferees, beneficiaries, employees, agents or assigns (collectively "Related Parties" or individually "Related Party") bring a claim, or for whose benefit or the benefit of any Related Party or Related Parties a claim is brought, contrary to the releases made in paragraphs 7 and 8 above, Nye shall indemnify and hold CWS released above harmless from and against any claims, including all claims for court costs and attorneys fees, which are asserted against any of them as a result of, or in connection with, any action or proceeding contrary to this Agreement. This agreement of indemnity shall be deemed breached and a cause of action shall be deemed to have accrued thereon immediately upon the commencement of any such action or other proceeding, and in that event, this Agreement may be pleaded as a full and complete defense, as the basis for abatement of and injunction against that action or other proceeding, and as the basis of a cross-complaint for damages, including without limitation the return of the Separation Pay set forth in paragraph 2 and the COBRA payment set forth in paragraph 3(c) in their entirety.

     22. Integration. This Agreement constitutes the entire agreement between each of the Parties pertaining to the subjects contained in it and supersedes all prior and contemporaneous agreements, representations and understandings. It is expressly understood and agreed by each of the Parties that this Agreement may not be altered, amended, modified or otherwise changed in any respect or particular whatsoever except by a writing duly executed by each of the Parties which, in the case of CWS, must be executed by an authorized officer representative of CWS.

     23. Successors and Assigns. This Agreement shall be binding upon each of the Parties and each of their heirs, executors, judgment creditors, administrators, assigns, devisees, representatives, transferees, successors, beneficiaries, employees and agents, and shall inure to the benefit of each of the Parties and their successors and assigns.


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


     24.  Execution  of   Counterparts.   This  Agreement  may  be  executed  in
counterparts, and if so executed and delivered, all of the counterparts together shall constitute one and the same Agreement.

     25. Captions. The captions and paragraph numbers appearing in this Agreement are inserted for the reader's convenience, and in no way define, limit, construe or describe the scope or intent of the provisions of this Agreement.

     The undersigned have read the foregoing Agreement and accept and agree to the provisions contained therein and hereby execute it voluntarily and with full understanding of its consequences.


         Dated:  12/14/05                       RICHARD D. NYE

                                                /s/ Richard D. Nye
                                                --------------------------------
                                                     Richard D. Nye



                                                CALIFORNIA WATER SERVICE GROUP



         Dated:  12/15/05                       By:  /s/ Peter C. Nelson
                                                   ----------------------------


                                                Its: President & CEO
                                                    ----------------------------


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